UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

INTEGRATED MANAGEMENT INFORMATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

In December 2011, the Company’s independent registered public accounting firm, Gruber & Company, LLC (Gruber), informed the Company’s board of directors that due to rules promulgated by the Public Company Accounting Oversight Board concerning audit partner rotation requirements, Gruber may need to resign as the Company auditors.

On January 9, 2012, the Company received notice of Gruber’s resignation as the Company’s independent registered public accounting firm, effective January 10, 2012. Gruber advised the Company and its board of directors that its resignation was necessary in order for Gruber to comply with audit partner rotation requirements.

The reports of Gruber on the financial statements of the Company for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the December 31, 2009 financial statements included an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and 2010, and through the most recent fiscal year ended December 31, 2011, and during the subsequent period through the date of this Current Report on Form 8-K  (the “Relevant Period”)  there were (i) no disagreements with Gruber on any matter of accounting  principles  or  practices, financial  statement  disclosure,   or  auditing  scope  or  procedures,  which disagreements, if not resolved to the  satisfaction  of  Gruber, would have caused Gruber to make reference to the subject  matter of  the disagreements in connection with its reports, and (ii) no events of  the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K (Reportable Events).

On January 9, 2012, the Company engaged GHP Horwath, P.C. (GHP) as its new, independent registered public accounting firm. The decision to engage GHP as the Company’s independent registered public accounting firm was approved by the Company’s board of directors.

During the Relevant Period, the Company, nor anyone acting on behalf of the Company, consulted GHP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (v) any Reportable Event.

The Company has provided a copy of this Current Report on Form 8-K to Gruber and requested that Gruber furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, the respects in which they do not agree.  A copy of the letter from Gruber has been filed as Exhibit 16.1 to this Current Report on Form 8-K

Item 5.02	Election of Director

On January 5, 2012, Leann Saunders was appointed to serve on our Board of Directors.

Leann Saunders, 41, is the Company’s President. Mrs. Saunders is responsible for overseeing key customer relationships along with management of product development and delivery of USVerified solutions. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings, an integrated beef company, and developed a supply system for PM's Ranch to Retail product line and managed PM's USDA Process Verified program. She then served as the company's Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald's Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a BS in Agriculture Business and an MS in Beef Industry Leadership from Colorado State University.

John Saunders, CEO and Chairman of the Board, and Leann Saunders are husband and wife.

Item 8.01	Other Events

On January 5, 2012, the Company’s Board of Directors formally adopted an Audit Committee. The Audit Committee is comprised of the four current independent directors: Pete Lapaseotes, Adam Larson, Dr. Gary Smith and Robert Van Schoick. Adam Larson acts as a financial expert.

Item 9.01	Exhibits

Exhibit No.	Description

16.1	Letter of Gruber & Company, LLC regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC. (Registrant)
	By:	/s/ John Saunders
Date: January 11, 2012		John Saunders
Chief Executive Officer